EXHIBIT A

                             JOINT FILING AGREEMENT

The undersigned agree that this schedule 13D dated February 14, 2007, relating to the Common Stock of Geokinetics, Inc. shall be filed on behalf of the undersigned.

                             ANDREEFF EQUITY ADVISORS, L.L.C.

                                     By: Dane Andreeff
                                      Managing Member

                                  /s/ Dane Andreeff
                                  ------------------------------
                                           (Signature)


                                       DANE ANDREEFF

                                  /s/ Dane Andreeff
                                  ------------------------------
                                            (Signature)


                                 MAPLE LEAF PARTNERS, L.P.

                                     By: Dane Andreeff
                                      General Partner

                                  /s/ Dane Andreeff
                                  ------------------------------
                                           (Signature)          -


                                 MAPLE LEAF OFFSHORE, LTD.

                                     By: Dane Andreeff
                                      General Partner

                                   /s/ Dane Andreeff
                                  -------------------------------
                                            (Signature)